                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:                [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              VERTEL CORPORATION
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

Notes:

                              [LOGO OF VERTEL(R)]

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 18, 2000

                               ----------------

To The Shareholders of Vertel Corporation:

   Notice is hereby given that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Vertel Corporation, a California corporation (the "Company"), will be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367 on May 18, 2000, at 9:00 a.m., local time, for the following purposes:

     1. To elect the following Class II directors of the Company each to serve for a two year term: Bruce W. Brown and Ralph K. Ungermann.

     2. To approve the adoption of the Company's 2000 Stock Option Plan covering 2,000,000 shares of Common Stock.

     3. To authorize an amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.

     4. To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 31, 2000.

     5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors of the Company has fixed the close of business on March 22, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

   A stockholder list will be available at the Company's corporate office beginning May 1, 2000, during normal business hours, for examination by any shareholder registered on the Company's stock ledger on the Record Date, for any purpose germane to the meeting.

   All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you decide to attend the meeting you may vote in person even if you returned a proxy card. Your proxy is revocable in accordance with the procedures set forth in the attached Proxy Statement.

   A copy of our 1999 Annual Report to Shareholders, which includes the Company's Form 10-K, is also enclosed.
                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Gordon L. Almquist
                                        Gordon L. Almquist
                                        Secretary
Woodland Hills, California
April 13, 2000


                            YOUR VOTE IS IMPORTANT

 In order to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the envelope provided.

                              [LOGO OF VERTEL(R)]

                               ----------------

            PROXY STATEMENT FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 18, 2000

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Vertel Corporation, a California corporation, for use at the Company's 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held Thursday, May 18, 2000, at 9:00 a.m., local time, or at any postponement or adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367.

   Vertel's principal executive offices are located at 21300 Victory Boulevard, Suite 700, Woodland Hills, California 91367. The principal telephone number at that location is (818) 227-1400. In April 1998, the Company changed its corporate name from Retix to Vertel Corporation and its symbol on the Nasdaq Stock Market changed from "RETX" to "VRTL."

   These proxy solicitation materials will be mailed to shareholders beginning April 13, 2000.

Record Date and Share Ownership

   Only shareholders of record at the close of business on March 22, 2000 are entitled to notice of and to vote at the meeting. As of March 22, 2000, 27,548,898 shares of the Company's Common Stock were issued and outstanding.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted, by delivering a written notice of revocation or a signed proxy bearing a later date to the Company (Attention:
Gordon L. Almquist, Inspector of Elections) or by attending the meeting and voting in person.

Quorum and Voting

   A majority of the outstanding shares of Common Stock entitled to vote must be present in person or by proxy in order to have a quorum to conduct business at the Annual Meeting. Each share of Common Stock is entitled to one vote.

   Except as otherwise disclosed, the affirmative vote of a majority of shares represented and voting at the meeting (which shares voting affirmatively also constitute a majority of the required quorum) is required for approval of proposals presented to shareholders.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. In determining whether or not a quorum is present, the Inspector of Elections will treat abstentions and "broker non-votes" as shares that are present. A "broker non-vote" is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority and has not received instructions from its client as to how to vote on a particular proposal. "Broker non-votes" are not counted, but abstentions are counted, in determining the total number of votes cast on a proposal. An abstention has the effect of a negative vote on matters requiring approval by a majority of votes present.

   Any proxy that is not marked as to a particular item will be voted (i) FOR the election of the director nominees, (ii) FOR approval of the Company's 2000 Stock Option Plan, (iii) FOR amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000, (iv) FOR ratification of the appointment of the designated independent auditors and (v) as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof with respect to the item not marked.

Solicitation

   The Company will pay the cost of soliciting proxies and will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, electronic mail, facsimile or telegram. In addition, the Company has retained Skinner & Company to solicit proxies in connection with the Annual Meeting. The Company has agreed to pay Skinner & Company approximately $3,500 for such services plus out-of-pocket expenses.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Company's Bylaws provide that the number of directors must be at least five and not more than nine and currently fix the number at five. The Board of Directors currently consists of five persons, including three Class I directors and two Class II directors. Each Class I and Class II director is elected for a two year term, with Class I directors elected in odd-numbered years (e.g., 1999) and Class II directors elected in even-numbered years (e.g., 2000). At the Annual Meeting, two Class II directors will be elected.

Class II Nominees for Election as Directors

   The Board of Directors has nominated Bruce W. Brown and Ralph K. Ungermann to serve as Class II directors until the next Annual Meeting of Shareholders at which Class II directors are elected and until their successors are duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below. Each of the nominees has consented to serve if elected. In the event that any nominee of the Company is unable to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

   The names of the Company's Class II nominees, and certain information about them as of March 22, 2000, are set forth below:

       Name of Director     Age      Principal Occupation       Director Since
       ----------------     ---      --------------------       --------------
   Bruce W. Brown..........  50 President and Chief Executive        1997
                                 Officer of the Company
   Ralph K. Ungermann......  58 Chariman, FVC.COM, Inc.              1997

   Mr. Brown was elected to the position of President and Chief Executive Officer of Vertel in January 1998. From November 1995 until January 1998, Mr. Brown was President and Chief Executive Officer of Vertel Corporation I, a former operating subsidiary of the Company which merged into the Company and whose business was substantially the same as the Company's. Mr. Brown joined Vertel Corporation I in August 1995 and served on its Board of Directors from October 1995 until January 1998. Mr. Brown also served as Chief Financial Officer of Vertel Corporation I from October 1995 to December 1996. Mr. Brown served as President of ADC Fibermux Corporation, a supplier of fiber optic networking products from July 1993 until August 1995. Mr. Brown was Executive Vice President, Customer Operations at UB Networks, Inc. (previously Ungermann-Bass Networks, Inc.), an enterprise networking company, from October 1990 until July 1993. Mr. Brown holds a B.S. degree from Iowa State University and an M.P.A. from Drake University.

   Mr. Ungermann has served as Chairman of FVC.COM, Inc., a broadband video networking company, since founding the company in 1993 and was its Chief Executive Officer from inception to January 1999. FVC.COM was previously named First Virtual Corporation and engaged in ATM networking. Mr. Ungermann co-founded UB Networks, Inc. (previously Ungermann-Bass Networks, Inc.) in 1979 and served as its Chief Executive Officer until it was sold to Tandem Computers, Inc. in 1993. Mr. Ungermann holds a B.S. in Electrical Engineering from the University of California at Berkeley and an M.S. in Electrical Engineering from the University of California at Irvine.

Class I Directors Continuing in Office

       Name of Director     Age     Principal Occupation       Director Since
       ----------------     ---     --------------------       --------------
   Jeffrey M. Drazan.......  41 General Partner, Sierra             1996
                                Ventures
   Howard Oringer..........  57 Managing Director,                  1999
                                Communications Capital Group
   Jack P. Reily...........  49 President, Reily                    1999
                                Communications Consulting,
                                Inc.

   Mr. Drazan, a member of the Board of Directors since January 1996, has been a general partner of Sierra Ventures, a venture capital firm, since 1985. Mr. Drazan currently serves as a director of FairMarket, Inc., an online auction company, and several private companies. Mr. Drazan holds a B.S.E. in Engineering from Princeton University and an M.B.A. from New York University.

   Mr. Oringer has been a member of the Board since his appointment in January 1999. Mr. Oringer has served as the Managing Director of Communications Capital Group, a consulting firm, since November 1994. For more than five years prior to joining Communications Capital Group, Mr. Oringer was employed by Telesciences, Inc., a telecommunications equipment manufacturing company, where he served most recently as Chairman of the Board of Directors and Chief Executive Officer. Mr. Oringer currently serves as a director of Verilink Corporation, a maker of wide area network access products, Tekelec, Inc., a manufacturer of telecommunications test equipment, and Digital Microwave Corporation, a manufacturer of wireless telecommunications equipment. Mr. Oringer holds a B.S. in Engineering from the Stevens Institute of Technology, an M.S. in Electrical Engineering from the California Institute of Technology and an M.B.A. from Santa Clara University.

   Mr. Reily has been a member of the Board since July 1999. He has served as President of Reily Communications Consulting, Inc., a merger and acquisitions advisory service and strategic business planning firm, since 1998. He has served as Executive Director of the Hardware Practice Group of Broadview International, an investment banking firm located in Silicon Valley, California, since 1997. From 1982 to 1997, he held senior management positions with ADC Telecommunication, Inc. in Minneapolis, Minnesota, most recently as Vice President of Business Development. He received a BSEE in 1972 and an MSEE in 1976 from the University of Texas at Austin.

Board Meetings and Committees

   The Vertel Board of Directors held 12 meetings during the fiscal year ended December 31, 1999. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Messrs. Oringer and Reily serve on the Audit Committee, Messrs. Ungermann and Drazan serve on the Compensation Committee, and Messrs. Brown and Drazan serve on the Nominating Committee.

   The Audit Committee held one meeting during fiscal year 1999. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

   The Compensation Committee held three meetings during fiscal year 1999. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and assists in administering stock option plans.

   The Nominating Committee held one meeting during fiscal year 1999 to consider and recommend the appointment of Mr. Reily as a Director of the Company.

   During 1999, each incumbent director attended more than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served, and the majority of directors attended all such meetings.

Compensation of Directors

   Non-employee members of the Board of Directors receive a retainer of $1,750 per quarter and a fee of $1,000 for each meeting of the Board of Directors attended. Committee members are paid $1,000 for a committee meeting attended on a day without a Board meeting. Directors may be reimbursed for costs of attending Board and committee meetings.

   Non-employee members of the Board receive options to purchase shares of the Company's Common Stock pursuant to its 1996 Directors' Stock Option Plan (the "1996 Directors' Plan"). The 1996 Directors' Plan provides for the grant of nonqualified stock options at an exercise price not less than fair market value on the date of grant. Each non-employee director is automatically granted an option to purchase 40,000 shares of Common Stock (the "Initial Options") on the date on which he first becomes a director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy. Thereafter, on January 1 of each year, each non-employee director who has served for at least six months is automatically granted an option to purchase 10,000 shares of Common Stock (the "Annual Options"). Options granted under the 1996 Directors' Plan have a term of ten years. The Initial Options become exercisable in increments of 25% of the total shares on each of the first, second, third and fourth anniversaries of the date of grant. The Annual Options become exercisable in full on the fourth anniversary of the date of grant. In addition, both the Initial and Annual Options become exercisable in full upon dissolution or liquidation of the Company, sale of all or substantially all of the Company's assets, a merger or consolidation in which the Company is not the surviving corporation, or other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged.

   Directors of the Company are eligible to receive discretionary awards under the Company's 1998 Stock Option Plan and nonqualified stock options outside of the 1998 Stock Option Plan. Discretionary grants of nonqualified options to purchase 100,000 shares were made to each non-employee director in fiscal year 1999. See "Transactions with Management and Others."

   A director who is an employee of the Company does not receive compensation for service as a director.

Required Vote

   The affirmative vote of a majority of shares of Common Stock represented and voting at the Annual Meeting (which shares affirmatively voting constitute a majority of the required quorum) is required to elect the nominees as directors.

   THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE TWO NOMINEES LISTED ABOVE.

                                PROPOSAL NO. 2

               APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN

   Shareholders are asked to approve the adoption of the Company's 2000 Stock Option Plan (the "2000 Plan") at the Annual Meeting. The following summary of principal features of the 2000 Plan is not a complete description of all the provisions of the plan. A shareholder who wishes to obtain a copy of the plan may do so by writing to the Chief Financial Officer at the Company's principal offices at 21300 Victory Boulevard, Suite 700, Woodland Hills, California 91367.

General

   The 2000 Plan provides for the grant of options to employees and consultants of the Company as well as employees or consultants of any corporation in which the Company owns an equity interest (an "Affiliate"). The 2000 Plan will continue in effect until May 2010, unless terminated earlier. Options granted under the 2000 Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options.

   The 2000 Plan was adopted by the Company's Board of Directors on February 17, 2000, subject to shareholder approval. No options have been granted under the 2000 Plan.

Benefits

   It is not presently possible to determine the dollar value of award payments that may be made, or the individuals who may be selected for such awards, in the future under this plan. Stock option grants under the 1998 Stock Option Plan made in fiscal year 1999 to the Named Executive Officers are shown in the Summary Compensation Table and the Stock Options table. Options granted in fiscal year 1999 to all current executive officers as a group aggregated 3,042,100 and to all current non-executive officer employees as a group aggregated 5,994,756. While non-executive directors (non-employee directors) may be eligible to participate in this new plan, traditionally the Company has made grants to non-executive directors only under its 1996 Directors' Plan or outside of its stock option plans. See Proposal No. 1-- Election of Directors and Transactions with Management.

Purpose

   The purposes of the 2000 Plan are to attract and retain the best available personnel, to provide additional incentives to employees of and consultants to the Company and to promote the success of the Company's business.

Administration

   The 2000 Plan is administered by either the Board of Directors or a designated committee of the Board of Directors (the "Administrator"). The Administrator has the exclusive authority to grant stock options, interpret the plan and otherwise administer the plan.

Eligibility

   Options may be granted to employees (including officers and directors) and consultants of the Company, its subsidiaries or Affiliates. Outside directors of the Company are eligible to receive grants as consultants. The Administrator selects optionees and determines the number of shares to be subject to each option, taking into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company and other relevant factors.

   The maximum number of shares of Common Stock that may be granted under options to any one employee or consultant during any fiscal year is 1,000,000 shares, subject to adjustment as provided in the plan. Under the Code, the aggregate market value of shares subject to all incentive stock options granted to an optionee during any calendar year is limited to $100,000.

Terms of Options

   Exercise. The Administrator determines when options may be exercised.

   Exercise Price. The Administrator determines the exercise price of an option, which in the case of an incentive stock option or any grant to a person who is likely to be a Named Executive Officer, as defined in the Summary Compensation Table, may not be less than 100% of fair market value of the Common Stock. In the case of an incentive stock option granted to an optionee who owns more than 10% of the combined voting power of all classes of stock of the Company, its parent or subsidiaries, the exercise price must not be less than 110% of fair market value. Fair market value is the 4 p.m. Eastern Time closing sales price of a share of Common Stock on the Nasdaq Stock Market on the last trading day prior to the date of grant. The Administrator has the authority to set the exercise price of nonqualified stock options, subject to the limitations applicable to Named Executive Officers. The exercise price may be paid by cash, check, cashless exercise through a broker, withholding of shares or other means determined by the Administrator.

   Termination of Employment. Options may be exercised not later than three months (or other period not exceeding three months in the case of an incentive stock option or six months in the case of a nonqualified stock option as determined by the Administrator) after termination for any reason other than disability or death, to the extent the option was exercisable on the date of termination. The Administrator may extend exercise periods following termination, in its discretion. No option may be exercised after the expiration of its term.

   Disability or Death. Options may be exercised within six months (or other period not exceeding 12 months as determined by the Administrator) after termination because of disability or death to the extent exercisable on the date of termination. The Administrator may extend exercise periods following termination, in its discretion. No option may be exercised after its expiration date. If an optionee dies within three months (or other period not exceeding three months, unless otherwise extended by the Administrator) after termination, an option may be exercised within six months after the date of death to the extent that the optionee was entitled to exercise the option at the date of death.

   Term of Options. Options granted under the plan will have the term provided in the option agreement except that an incentive stock option will have a term of no more than ten years from the date of grant, or five years if an optionee owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary.

   Options Not Transferable. An option generally may not be transferred except by will or the laws of descent and distribution, however, the 2000 Plan gives the Administrator the discretion to grant nonqualified stock options with limited rights to transfer an option to immediate family members, a living trust or a charitable trust.

Adjustments Upon Changes in Capitalization

   In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment must be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees and the number of shares available for issuance under the 2000 Plan. In the event of proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Administrator.

Corporate Transactions

   In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option must be assumed or an equivalent option must be substituted by the successor corporation or its parent or subsidiary, unless the Administrator determines that the optionee will have the right to exercise the option as to some or all of the optioned stock, including shares as to which the option would not otherwise be exercisable.

Amendment and Termination

   The Board of Directors may amend the 2000 Plan or may terminate it without approval of the shareholders, except that shareholder approval is required for any amendment that increases the number of shares that may be issued as incentive stock options or modifies eligibility requirements, the annual limitation on the number of shares subject to grants or results in changes that would require shareholder approval to qualify options as performance-based compensation under Section 162(m) of the Code. The 2000 Plan will terminate in May 2010, but options then outstanding will remain outstanding until they expire.

Section 162(m) of the Internal Revenue Code

   Section 162(m) of the Code provides that a publicly held corporation cannot deduct compensation of a covered employee (the CEO and the four other most highly compensated employees for the taxable year whose compensation is required to be reported under the Securities Exchange Act of 1934) to the extent the compensation exceeds $1 million per tax year, except if the compensation is based on the attainment of performance goals. Income derived from stock options with an exercise price equal to fair market value on the date of grant qualify for this exception and will be treated as performance-based compensation if granted in accordance with requirements set forth in
Section 162(m).

Federal Income Tax Aspects of the 2000 Plan

   The following is a brief summary of the U. S. federal income tax treatment that will generally apply to options granted under the 2000 Plan based on federal income tax laws in effect as of this date. This summary is not intended to be exhaustive and optionees should consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercise.

   With respect to an incentive stock option, generally an optionee is not taxed and the Company is not entitled to a deduction on either the grant or exercise of the incentive stock option as long as the requirements of Section 422 continue to be met. The exercise may, however, give rise to alternative minimum tax (see discussion below). Upon the sale or exchange of the shares more than two years after grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain under U.S. tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income under U.S. tax laws upon sale of the shares equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under U. S. tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier.

   Options that do not qualify as incentive stock options are referred to as nonqualified stock options. An optionee will not recognize taxable income and the Company will not be entitled to a deduction at the time of grant of a nonqualified stock option. Upon its exercise, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the exercise price and the Company will be entitled to a deduction in an equal amount. Income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than 12 months.

   The exercise of an incentive stock option may subject the optionee to alternative minimum tax under Section 55 of the Code. Alternative minimum tax will be due if the tax determined under a prescribed formula exceeds the regular tax of the taxpayer for the year. In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonqualified stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the shares on the date of exercise over the option's exercise price. If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

Required Vote

   The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting (which shares voting affirmatively also represent a majority of the required quorum) is required for the approval of the 2000 Plan.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THE 2000 PLAN.

                                PROPOSAL NO. 3

       AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE
                      AUTHORIZED SHARES OF COMMON STOCK.

   On February 17, 2000, the Board of Directors unanimously approved a proposal to amend the Company's Articles of Incorporation in order to increase the number of shares of Common Stock, par value $0.01 per share, which the Company is authorized to issue from 50,000,000 to 100,000,000. Shareholders are asked to consider and approve the amendment at the Annual Meeting.

   The additional 50,000,000 shares of Common Stock would have the same rights and privileges as shares of Common Stock presently authorized and outstanding. Common Stock of the Company is not entitled to preemptive rights or cumulative voting. The amendment will not result in an increase in the 2,000,000 shares of Preferred Stock the Company is authorized to issue. No Preferred Stock has been issued.

   The Board of Directors believes it is desirable to increase the number of authorized shares of Common Stock so that sufficient shares will be available for issuance pursuant to future options and for other proper corporate purposes. Having such shares available for issuance will give the Company greater flexibility and will allow shares to be issued as determined by the Board of Directors without the expense and delay of a special shareholders' meeting. Corporate purposes could include, without limitation: (i) issuance of Common Stock to pay the purchase price for assets or stock of businesses the Company may wish to acquire, (ii) payment of stock dividends or issuances pursuant to stock splits, (iii) issuance of Common Stock upon exercise of options granted under the Company's various stock option plans or in connection with other employee benefit plans, (iv) issuance of Common Stock upon the exercise of warrants or the conversion of other securities convertible into Common Stock which may be outstanding from time to time and
(v) issuance in connection with offerings to raise capital for the Company.

   Additional authorized shares of Common Stock would be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, except as may be required by the Articles of Incorporation and applicable laws and regulations. Issuance of shares of Common Stock authorized by the amendment to the Articles of Incorporation could adversely affect the rights of shareholders of the Company, including substantial voting dilution.

   The amendment, if adopted, makes it more difficult for any person or group of persons, other than the current principal shareholders and management, to acquire control of the Company by expanding the ability of the Company to issue shares and thereby dilute the voting power of a person or group that might accumulate shares in order to attempt to effect a change in control. The amendment has been proposed by the Board of Directors for the reasons set forth above, however, and not for anti-takeover reasons. The Company is not aware of any present effort to accumulate shares of Common Stock or to attempt to change control of the Company.

   As of March 22, 2000, the Company had 27,548,898 shares of Common Stock issued, 4,357,739 shares of Common Stock reserved for issuance upon exercise of options granted under the 1996 and 1998 Stock Option Plans and 573,917 shares of Common Stock reserved for issuance pursuant to other outstanding nonqualified stock options.

   If approved by shareholders, the amendment will become effective upon the filing of Amended and Restated Articles of Incorporation with the Secretary of State of California, which will occur as soon as reasonably practicable following approval.

Required Vote

   The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the amendment to the Company's Articles of Incorporation.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION.

                                PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000 and recommends that shareholders vote for ratification of the appointment. If stockholders do not approve the appointment, the Board of Directors will reconsider its selection. Deloitte & Touche LLP has audited the financial statements of the Company since 1987. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                 COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The following table sets forth the beneficial ownership of the Company's Common Stock as of March 1, 2000 as to (i) each of the Company's directors,
(ii) each of the Named Executive Officers (as defined in the Summary Compensation Table) and (iii) all directors and executive officers as a group. Based on a review of Schedule 13G filings, the Company does not know of any person who beneficially owns more than 5% of the Company's Common Stock.

                                                         Amount and
                                                          Nature of    Percent
                                                         Beneficial      of
   Name of Beneficial Owner(1)                         Ownership(2)(3)  Class
   ---------------------------                         --------------- -------
   Jeffrey M. Drazan..................................     162,743         *
   Howard Oringer.....................................      50,000         *
   Jack P. Reily......................................      17,500         *
   Ralph K. Ungermann.................................       1,050         *
   Gordon L. Almquist.................................      11,054         *
   Bruce W. Brown.....................................     321,300       1.1%
   Richard L. Hamilton................................      11,254         *
   Cyrus D. Irani.....................................      47,403         *
   Stephen J. McDaniel................................       4,075         *
   All directors and executive officers as a group (9
    persons)..........................................     626,379       2.2%

--------
*Less than 1%.

(1) Shares are deemed to be "beneficially owned" by a person if the person, directly or indirectly, has or shares (i) the power to vote or to direct the voting of such shares or (ii) the power to dispose or direct the disposition of such shares. In addition, beneficial ownership includes shares which the person has the right to acquire within 60 days.

(2) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(3) Includes options to purchase the Company's Common Stock exercisable within 60 days after March 1, 2000, as follows: Mr. Drazan (75,073); Mr. Oringer (50,000); Mr. Reily (17,500); Mr. Ungermann (1,050); Mr. Almquist
    (11,054); Mr. Brown (318,100); Mr. Hamilton (11,054); Mr. Irani (47,403)
    and Mr. McDaniel (4,075).

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph set forth herein shall not be incorporated by reference into any such filings and shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14E under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of that act.

                     REPORT OF THE COMPENSATION COMMITTEE

Executive Compensation Principles

   This report summarizes the principal components of the Company's executive officer compensation programs and describes the basis on which fiscal year 1999 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company named in the compensation tables, including the Chief Executive Officer (the "Named Executive Officers").

   The Compensation Committee of the Board of Directors is currently composed of two non-employee directors. As members of the Compensation Committee, it is our responsibility to set and administer policies that govern compensation and stock ownership programs, and to set compensation levels of the chief executive and other executive officers.

   The following objectives have been adopted by the Compensation Committee as guidelines for compensation decisions: (i) to provide a competitive compensation package that enables the Company to attract and retain key executives, (ii) to integrate all pay programs with the Company's annual and long-term business strategy and objectives and focus executive actions on the fulfillment of those objectives and (iii) to provide variable compensation opportunities that are directly linked with the performance of the Company and that align executive compensation with the interests of shareholders.

Base Salary

   The Company's executive compensation program consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options under the Company's 1998 Stock Option Plan. Executives are also eligible for benefits generally available to all employees of the Company, including medical plans and a 401(k) savings plan.

   Base salary levels for Vertel executive officers are competitively set relative to companies of comparable size, geographic scope and complexity based on independent salary surveys. In determining salaries, the Compensation Committee also considers individual experience, performance and specific issues particular to the Company.

Incentive Compensation

   Annual incentive compensation is provided to executive officers through a bonus program that rewards achievement of pre-established corporate financial performance goals and the achievement of certain management goals tailored to the officer's position. At the beginning of each fiscal year, the Board of Directors sets threshold and target goals for corporate financial performance. The corporate performance goals for fiscal year 1999 were based on corporate revenue and pre-tax earnings, and management goals were based on defined objectives for each officer.

   At the beginning of the fiscal year, the Board of Directors set target amounts of incentive compensation to be paid for achievement of these performance goals, based on recommendations of the Compensation Committee. These amounts are generally a percentage of base salary, ranging from around 33% to 50% for the Chief Executive Officer. If target performance goals are exceeded, bonus payments may increase to up to 130% of target amounts. If threshold goals are not achieved, no bonus is paid. Performance is reviewed quarterly and bonuses, if earned, are paid on a quarterly basis. The Board may modify performance goals throughout the year if business or corporate conditions merit changes.

   For Mr. Irani and Mr. McDaniel, the two executives with sales management responsibilities, the Board of Directors establishes annual incentive compensation under commission agreements tied to specified sales levels.

   For fiscal year 1999, the Company substantially underperformed against its revenue and pre-tax earnings goals. Bonus payments to the corporate officers were made at approximately 25% of targets and were based on the officers' achievement of individual management goals. Although Mr. Almquist and Mr. Hamilton each achieved their management goals for the third quarter of 1999 and would have been entitled to receive a bonus, neither accepted payment due to the Company's lower than expected performance. The bonus program for Messrs. Almquist and Hamilton for the fourth quarter of 1999 was modified and based entirely on performance goals. As a result of the Company's performance during the fourth quarter of 1999, no quarterly corporate financial bonuses were paid to Messrs. Almquist and Hamilton. Mr. Irani's and Mr. McDaniel's bonuses were tied to sales, with performance goal achievement at 105% and 77% of target, respectively.

   Long-term incentive compensation consists of grants of stock options under the Company's stock option plans. The Compensation Committee strongly believes that by providing executives who have substantial responsibility for the execution of the Company's strategic plans, day-to-day management and growth with an opportunity to increase their ownership of the Company's stock, the interests of executives will be more closely aligned with those of shareholders. Therefore, executives are eligible to receive stock options from time to time. The number of stock options granted to executive officers is based on both individual performance and competitive practices.

Chief Executive Officer Compensation.

   Mr. Brown was paid a base salary of $262,783 during 1999 and a bonus of $32,566. In determining the compensation package of the Chief Executive Officer, the Compensation Committee considered the factors described above for all executive officers. Mr. Brown's bonus was earned entirely based on individual management goal achievement in the first two quarters. For the last two quarters, his bonus was tied entirely to corporate financial performance so that he received no additional bonus payments. If corporate performance goals had been achieved at 100% of the targets, Mr. Brown would have earned a bonus of $132,500. Mr. Brown's compensation for 1999 was in the mid range compared to companies in the competitive salary survey. The Compensation Committee believes that Mr. Brown's 1999 compensation package included the necessary base compensation level required to attract and retain a qualified Chief Executive Officer.

   As a senior member of management, Mr. Brown is a party to a Retention Agreement on the terms described following the Summary Compensation Table.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1,000,000 paid to certain of the corporation's executive officers unless the compensation qualifies as "performance-based". To be performanced-based, the compensation may be payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders.

   The compensation paid to the Company's executive officers for 1999 did not exceed the $1,000,000 limit for any officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 2000 will exceed that limit. The Company's 1998 Stock Option Plan and the proposed 2000 Plan are structured so that any compensation income realized by an executive officer as a result of the exercise of an outstanding option or the sale of option shares would qualify as performance-based compensation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will be over the $1,000,000 limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will continue to monitor compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and shareholder's best interests.

                                     COMPENSATION COMMITTEE
                                     Ralph K. Ungermann
                                     Jeffrey M. Drazan

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   No employee director serves on the Compensation Committee. Messrs. Drazan and Ungermann served on the Compensation Committee during 1999. A former member of the Board, Craig W. Johnson, also served until his resignation from the Board in May 1999.

                               PERFORMANCE GRAPH

   The following graph compares, for the period from January 1, 1995 through December 31, 1999, the cumulative total shareholder return for the Company, the Standard & Poor's 500 Stock Index (the "S&P 500") and the Nasdaq Telecommunications Index (the "Telecom Index").

   Measurement points are the last trading days of the Company's fiscal years ended December 30, 1995, December 28, 1996, December 27, 1997, December 31, 1998 and December 31, 1999. The graph assumes that $100 was invested on January 1, 1995 in the Common Stock of Vertel Corporation, the S&P 500 and the Telecom Index, and further assumes reinvestment of dividends. The investment returns of each issuer within the Telecom Index have been weighted according to the respective issuer's stock market capitalization at the beginning of each of the periods presented. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG VERTEL CORPORATION, S&P 500 AND NASDAQ TELECOM INDEX


                             [GRAPH APPEARS HERE]

Measurement Period             VERTEL                    TELECOM
(Fiscal Year Covered)        CORPORATION    S&P 500       INDEX
-------------------          -----------    -------      -------
Measurement Pt-  1994        $100           $100         $100
FYE   1995                   $ 53.13        $137.58      $130.91
FYE   1996                   $168.75        $169.17      $133.86
FYE   1997                   $117.17        $225.60      $195.75
FYE   1998                   $ 42.20        $290.08      $322.30
FYE   1999                   $135.95        $351.12      $561.26

* Assumes $100 invested at January 1, 1995 in Common Stock of the Company and in each of the comparative indices.

                      COMPENSATION OF EXECUTIVE OFFICERS
                          SUMMARY COMPENSATION TABLE

   The following table shows compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company or its subsidiaries who were serving as executive officers on December 31, 1999 (the "Named Executive Officers") for the last three fiscal years.

Name and Principal                                   Other Annual                   All Other
Position                 Year Salary(1) Bonus(2)    Compensation(3) Options(4)   Compensation(5)
------------------       ---- --------- --------    --------------- ----------   ---------------
Bruce W. Brown.......... 1999 $262,783  $ 32,566                     900,000         $  528
 President and Chief     1998 $228,980  $ 22,900                     756,000(6)      $  609
 Executive Officer       1997 $205,223  $ 11,875                         --          $1,315

Gordon L. Almquist ..... 1999 $169,385  $ 16,575                     165,300         $  511
 Vice President, Finance
  and                    1998 $ 41,509  $ 16,000                     150,000         $  203
 Administration, Chief
 Financial Officer and
 Secretary

Cyrus D. Irani ......... 1999 $159,200  $ 55,414(7)                  200,000         $  180
 Vice President,
  Research               1998 $142,907  $ 14,700                     200,000(6)      $  326
 and Development and     1997 $121,501  $  6,175                         --          $  --
 Professional Services
  Unit

Stephen J. McDaniel .... 1999 $138,202  $153,166(7)     $35,055(8)   222,200         $  109
 Vice President,
  Worldwide              1998 $126,576  $ 57,695(7)     $36,138(8)    77,800(6)      $  --
 Sales                   1997 $ 86,011  $ 63,234(7)     $ 9,175(8)       --          $  --

Richard L. Hamilton .... 1999 $120,000  $ 54,610(9)                  315,300         $  506
 Vice President,
  Operations

--------
(1) Includes amounts deferred under the Company's 401(k) plan.

(2) Includes annual bonuses based on individual and corporate performance paid with respect to fiscal year 1999 and performance-based commissions. These bonuses are determined by the Board of Directors based on the recommendation of the Compensation Committee. See "Report of the Compensation Committee."

(3) Unless otherwise indicated, no Named Executive Officer had executive perks exceeding the lesser of $50,000 or 10% of salary plus bonus and none exercised any options during fiscal year 1999.

(4) Options granted in fiscal year 1999 were either under the 1998 Stock Option Plan, or outside the 1998 Stock Option Plan, but under the same grant and exercise criteria as the 1998 Stock Option Plan. For information on the 1998 Stock Option Plan, see the Stock Option Table on page 19.

(5) Amounts represent life insurance premiums paid by the Company on behalf of each Named Executive Officer during the fiscal year.

(6) Amount includes options totaling 756,000 for Mr. Brown, 189,000 for Mr. Irani and 37,800 for Mr. McDaniel issued by the Company upon conversion of previously outstanding options issued in 1996 and 1997 of the Company's subsidiary, Vertel Corporation I. The conversion was approved by shareholders in 1998.

(7) Amount represents commissions on sales.

(8) Includes auto allowance and Company contributions to medical insurance and pension arrangements to November 1999, when Mr. McDaniel was based in the United Kingdom and not participating in Company plans for U.S. employees. Mr. McDaniel relocated to the United States in November 1999, when he became an executive officer of the Company.

(9) Includes a $45,000 hiring bonus.

   In October 1998, the Compensation Committee approved a Retention Agreement for each officer of the Company, including the Chief Executive Officer and each of the Named Executive Officers. Under the terms of the Retention Agreements, these officers have agreed to continue to be employed by the surviving corporation for at least six months following a merger or acquisition of the Company and the Company has agreed that if the officer's employment with such entity is involuntarily terminated within the first year following such a change of control, the officer will be entitled (i) to continue to receive his or her regular salary for one year following such termination, (ii) to receive a bonus equal to one-half of the officer's average bonus during each of the preceding three years and (iii) to have the vesting with respect to any options or restricted stock accelerated so that the number of vested shares is equivalent to that number that would have vested had the officer continued to be employed by the surviving entity for two years following the change of control.

   The Company entered into an employment agreement with each of the Named Executive Officers in 1999 and amended those agreements in December 1999. The Employment Agreement with Mr. Brown governs any termination of his employment that occurs prior to any change of control as contemplated by the Company's Retention Agreement with Mr. Brown dated October 23, 1998. The Employment Agreement terminates upon a change of control and provides, among other things, that in the event of an involuntary termination before January 12, 2001, Mr. Brown will receive (i) a severance payment equal to 12 months' salary, which amount shall be paid in one lump sum payment within two weeks of the date of such involuntary termination; (ii) a pro-rated portion of any target quarterly bonus accrued to Mr. Brown through the date of such involuntary termination; and (iii) continuation of health insurance benefits for 12 months following such termination date. Under his Employment Agreement, Mr. Brown agrees to certain non-competition and non-solicitation provisions during the term of his employment and any severance period.

   The Employment Agreement with Mr. Almquist governs any termination of Mr. Almquist's employment that occurs prior to any change of control as contemplated by the Company's Retention Agreement with Mr. Almquist dated October 23, 1998. His Employment Agreement terminates upon a change of control and provides, among other things, that in the event of an involuntary termination prior to January 12, 2001, Mr. Almquist will receive a severance payment equal to: (i) either (A) an amount equal to 12 months' salary if such termination occurs within the first two years following the date of the Employment Agreement, or (B) an amount equal to nine months' salary if such termination occurs after the second year following the date of the Employment Agreement, with such amount to be paid in one lump sum payment within two weeks of the date of such involuntary termination; (ii) a pro-rated portion of any target quarterly bonus accrued to Mr. Almquist through the date of such involuntary termination and (iii) continuation of health insurance benefits for the applicable severance period. Under the Employment Agreement, Mr. Almquist agrees to certain non-competition and non-solicitation provisions during the term of his employment and any applicable severance period.

   The Employment Agreement with Mr. Irani governs any termination of Mr. Irani's employment that occurs prior to any change of control as contemplated by the Company's Retention Agreement with Mr. Irani dated October 23, 1998. The Employment Agreement terminates upon a change of control and provides, among other things, that in the event of an involuntary termination before January 12, 2001, Mr. Irani will receive a severance payment equal to: (i) either (A) an amount equal to 12 months' salary if such termination occurs within the first two years following the date of the Employment Agreement, or
(B) an amount equal to six months' salary if such termination occurs after the second year following the date of the Employment Agreement, with such amount to be paid in one lump sum payment within two weeks of the date of such involuntary termination; (ii) a pro-rated portion of any target quarterly bonus accrued to Mr. Irani through the date of such involuntary termination and (iii) continuation of health insurance benefits for the applicable severance period. Under his Employment Agreement, Mr. Irani agrees to certain non-competition and non-solicitation provisions during the term of his employment and any applicable severance period.

   The Employment Agreement with Mr. McDaniel governs any termination of his employment that occurs prior to any change of control as contemplated by the Company's Retention Agreement with Mr. McDaniel dated November 1, 1999. The Employment Agreement terminates upon a change of control and provides, among other things, that in the event of an involuntary termination before November 1, 2000, Mr. McDaniel will receive a severance payment equal to: (i) either (A) an amount equal to 12 months' salary if such termination occurs within the first year following the date of the Employment Agreement, or (B) an amount equal to six months' salary if such termination occurs after the first year following the date of the Employment Agreement, with such amount to be paid in one lump sum payment within two weeks of the date of such involuntary termination; (ii) a pro-rated portion of any target quarterly bonus accrued to Mr. McDaniel through the date of such involuntary termination and (iii) continuation of health insurance benefits for the applicable severance period. Under his Employment Agreement, Mr. McDaniel agrees to certain non-competition and non-solicitation provisions during the term of his employment and any applicable severance period.

   The Employment Agreement with Mr. Hamilton governs any termination of Mr. Hamilton's employment that occurs prior to any change of control as contemplated by the Company's Retention Agreement with Mr. Hamilton dated January 18, 1999. The Employment Agreement terminates upon a change of control and provides, among other things, that in the event of an involuntary termination before January 18, 2001, Mr. Hamilton will receive a severance payment equal to: (i) either (A) an amount equal to 12 months' salary if such termination occurs within the first two years following the date of the Employment Agreement, or (B) an amount equal to six months' salary if such termination occurs after the second year following the date of the Employment Agreement, with such amount to be paid in one lump sum payment within two weeks of the date of such involuntary termination; (ii) a pro-rated portion of any target quarterly bonus accrued to Mr. Hamilton through the date of such involuntary termination and (iii) continuation of health insurance benefits for the applicable severance period. Under his Employment Agreement, Mr. Hamilton agrees to certain non-competition and non-solicitation provisions during the term of his employment and any applicable severance period.

   The Company has indemnification agreements with each of its directors and officers, which may require the Company, among other things, to indemnify them against certain liabilities that may arise from their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' liability insurance if available on reasonable terms.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1999

   The following table provides information with respect to the stock option grants made during the year ended December 31, 1999 under the Company's 1998 Stock Option Plan and outside the 1998 Stock Option Plan (but under the same grant and exercise requirements as the 1998 Stock Option Plan) to the Named Executive Officers. The 1998 Stock Option Plan is substantially identical to the proposed 2000 Plan described in Proposal No. 2, except that the exercise price per share for options granted prior to December 1999 was based on fair market value calculated as the average of the closing prices on the NASDAQ Stock Market on the five trading days prior to the date of grant. In December 1999, the definition of fair market value in this plan was amended to be consistent with the proposed plan.

                                                   Individual Grants
                         ---------------------------------------------------------------------
                                                                                 Potential
                                                                             Realizable Value
                                                                             at Assumed Annual
                                                                              Rates of Stock
                                                                                   Price
                                                                             Appreciation for
                         Securities   % of Total                                Option Term
                         Underlying Options Granted  Exercise or                  ($)(2)
                          Options   to Employees in  Base Price   Expiration -----------------
Name                      Granted   Fiscal Year (1) ($ per share)    Date    5% ($)   10% ($)
----                     ---------- --------------- ------------- ---------- ------- ---------
Bruce W. Brown..........  750,000        14.5%         $1.6376    01/11/2009 722,408 1,957,434
                          150,000         2.9%         $1.9900    12/02/2009 187,725   475,732

Gordon L. Almquist......  115,300         2.2%         $1.6376    01/11/2009 118,745   300,932
                           50,000         1.0%         $1.9900    12/02/2009  62,575   158,577

Cyrus D. Irani..........  150,000         2.9%         $1.4500    05/12/2009 136,785   346,639
                           50,000         1.0%         $1.9900    12/02/2009  62,575   158,577

Stephen J. McDaniel.....   40,000         0.8%         $2.7700    07/13/2009  69,682   176,587
                          182,200         3.5%         $1.9900    12/02/2009 228,023   577,856

Richard L. Hamilton.....  265,300         5.1%         $1.6376    01/11/2009 273,277   692,410
                           50,000         1.0%         $1.9900    12/02/2009  62,575   158,577

--------
(1) Based on options to purchase an aggregate of 5,179,600 shares granted to employees (including employee directors) during the fiscal year ended December 31, 1999. The foregoing total excludes options granted to consultants and non-employee directors.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the exercise price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent upon a number of factors, including the future performance of the Common Stock and the timing of the option exercises, as well as the optionee's continued employment through the term of the option. There can be no assurance that the amounts reflected in this table will be achieved.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR AND
                      FISCAL YEAR-END OPTION VALUE TABLE

   The following table provides certain summary information concerning shares of Common Stock acquired upon exercise of stock options and represented by outstanding stock options, for each of the Named Executive Officers as of December 31, 1999.

                                                      Number of                Securities
                                               Underlying Unexercised     Value of Unexercised
                                                       Options            In-the-Money Options
                           Shares                at Fiscal Year-End      at Fiscal Year-End (1)
                          Acquired    Value   ------------------------- -------------------------
 Name                    on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
 ----                    ----------- -------- ----------- ------------- ----------- -------------
Bruce W. Brown..........     --        --       617,400     1,038,600   $2,107,422   $3,571,207

Gordon L. Almquist......     --        --        46,875       268,425   $  186,938   $1,021,849

Cyrus D. Irani..........     --        --       141,459       258,541   $  518,751   $  958,500

Stephen J. McDaniel.....     --        --        37,700       262,300   $  136,888   $  888,134

Richard L. Hamilton.....     --        --           --        315,300   $      --    $1,180,646

--------
(1) Determined based on the closing price of the Company's Common Stock as reported on the Nasdaq Stock Market on December 31, 1999 ($5.44 per share).

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

   During 1999, the Board of Directors granted each non-employee director of the Company a nonqualified stock option to purchase up to 50,000 shares of Common Stock. The options vest at a rate of 2,500 shares per day of consulting services rendered by the respective director to the Company, up to 20 days. The Board of Directors also granted each non-employee director a second nonqualified stock option to purchase up to 50,000 shares of Common Stock. These options vest if the director assists the Company in consummating one or two mergers or acquisitions, with 25,000 shares vesting upon the closing of each of up to two acquisitions where the Company acquires all or substantially all of the assets or capital stock of, or merges with, another company that is projected to add at least $5,000,000 in annual revenue on a consolidated basis.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports of ownership with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all
Section 16(a) reports that they file. The rules require the Company to disclose the identity of persons who did not file reports on a timely basis.

   Based solely on its review of the copies of reports received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that for the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were met except that a Form 3 report with respect to Stephen J. McDaniel's selection as an executive officer was inadvertently filed late.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   The 2001 Annual Meeting of Shareholders is expected to be held on May 17, 2001. If you wish to make a proposal to be included in the Company's Proxy Statement for the 2001 Annual Meeting you must assure that the proposal is received by the Secretary of the Company no later than the close of business on December 14, 2000, unless the date of the meeting is delayed by more than 30 days from this year's meeting, in which case you may find the deadline in one of Vertel's future quarterly reports on Form 10-Q.

   If you wish to nominate a candidate for election to the Board of Directors or propose other business at the 2001 Annual Meeting, you must give complete and timely written notice to the Secretary of the Company, in accordance with the Company's Bylaws. The deadline for the 2001 Annual Meeting is not less than 20 days nor more than 60 days prior to the meeting, provided that in the event that less than 30 days notice or prior public disclosure of the date of the meeting is given by the Company, notice by a shareholder will be timely if it is received not later than the close of business on the 10th day following the day on which the Company gave public notice of the date of the meeting. If you would like a copy of Vertel's Bylaws, you may write to Vertel Investor Relations. If a proposal is not timely and properly made in accordance with the procedures set forth in the Bylaws, it will be defective and may not be brought before the meeting. If the proposal is nonetheless brought before the meeting and the chairman of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any postponement or adjournment thereof, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Gordon L. Almquist

                                          Gordon L. Almquist
                                          Secretary
Dated: April 13, 2000

                                                                   SUPPLEMENT TO
                                                                 PROXY STATEMENT


                              VERTEL CORPORATION
                             2000 STOCK OPTION PLAN


1. Purposes of the Plan. The purposes of this 2000 Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonqualified Stock Options, at the discretion of the Administrator and as reflected in the terms of each written Option agreement.

2.   Definitions.  As used herein, the following definitions shall apply:

(a)  "Administrator" shall mean the Board or any Committee appointed pursuant to
Section 4 of the Plan.

(b) "Affiliate" shall mean an entity other than a Subsidiary (as defined below) in which the Company owns an equity interest.

(c)  "Applicable Laws" shall have the meaning set forth in Section 4(a) below.

(d)  "Board" shall mean the Board of Directors of the Company.

(e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

(f) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan, if one is appointed.

(g)  "Common Stock" shall mean the Common Stock of the Company.

(h)  "Company" shall mean Vertel Corporation, a California corporation.

(i) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services, and any Director of the Company whether compensated for such services or not, so long as a Director's eligibility is not precluded by Applicable Laws.

(j) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an employee or Consultant shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from Employee to Consultant or from Consultant to Employee will not constitute a termination of employment.

(k)  "Director" shall mean a member of the Board.

(l) "Employee" shall mean any person (including any Named Executive, Officer or Director) employed by the Company or any Parent, Subsidiary or Affiliate of the Company. The payment

* Shares of Common Stock authorized hereunder will be registered on Form S-8 following shareholder approval.

by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

(m)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") Stock Market, its Fair Market Value shall be the 4 p.m. Eastern Time closing sales price for such stock as quoted on such exchange or market for the last trading day before the date of determination (if no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is quoted on the NASDAQ System (but not on the NASDAQ Stock Market) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the average of the bid and asked prices for the Common Stock for the last trading day before the date of determination; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written Option agreement.

(p) "Named Executive" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or is among the four highest compensated officers of the Company (other than the chief executive officer) determined in accordance with the executive compensation disclosure rules under the Exchange Act.

(q) "Nonqualified Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written Option agreement.

(r) "Officer" shall mean a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)  "Option" shall mean a stock option granted pursuant to the Plan.

(t)  "Optioned Stock" shall mean the Common Stock subject to an Option.

(u)  "Optionee" shall mean an Employee or Consultant who receives an Option.

(v) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w)  "Plan" shall mean this 2000 Stock Option Plan.

(x) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act as amended from time to time, or any successor provision.

(y) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(z) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 2,000,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire, terminate unexercised or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant under the Plan.

4.  Administration of the Plan.

(a)  Composition of Administrator.

           (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), grants under the Plan may (but need not) be made by different administrative bodies with respect to Directors, Officers who are not Directors and Employees who are neither Directors nor Officers.

           (ii) Administration with respect to Directors and Officers. With respect to grants of Options to Employees or Consultants who are also Officers or Directors of the Company, grants under the Plan shall be made by (A) the Board, if the Board may make grants under the Plan in compliance with Rule 16b-3 and with Section 162(m) of the Code so as to qualify grants of Options to Named Executives as performance-based compensation, or (B) a Committee designated by the Board, which Committee shall be constituted so that grants comply with Rule 16b-3 and to qualify as performance-based compensation under Section 162(m) of the Code for persons who are or are likely to become Named Executives and otherwise so as to satisfy the Applicable Laws.

           (iii) Administration with respect to Other Persons. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws.

           (iv) General. If a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

(b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

           (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

           (ii) to select the Employees and Consultants to whom Options may from time to time be granted hereunder;

           (iii) to determine whether and to what extent Options are granted hereunder;

           (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

           (v)   to approve forms of agreement for use under the Plan;

           (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

           (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

(c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

5.  Eligibility.

(a) Recipients of Grants. Nonqualified Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided, however, that Employees of an Affiliate shall not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

(b) Type of Option. Each Option shall be designated in a written option agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(c) No Employment Rights. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

6. Term of Plan. The Plan shall become effective upon its approval by the shareholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten years unless sooner terminated under
Section 16 of the Plan.

7. Term of Option. The term of each Option shall be the term stated in the Option agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option agreement.

8. Limitation on Grants to Employees. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be subject to Options granted to any one Employee or Consultant under this Plan for any fiscal year of the Company shall be 1,000,000.

9.  Option Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

          (i) In the case of an Incentive Stock Option (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or (B) granted to any other

          Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonqualified Stock Option (A) granted to a person who, at the time of the grant of such Option, is, or is likely to be a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant; or (B) granted to any person other than a Named Executive, the per Share exercise price shall be the price determined by the Administrator.

(b) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash,
(2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option, either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) any combination of the foregoing methods of payment or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10.  Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within three months (or such other period of time, not exceeding three months in the case of an Incentive Stock Option or six months in the case of a Nonqualified Stock Option, as is determined by the Administrator, with such determination being made in the case of an Incentive Stock Option at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee. Notwithstanding Section 10(b), in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six months (or such other period of time not exceeding 12 months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of the death of an Optionee during the term of the Option:

           (i) While the Optionee is an Employee or Consultant of the Company and shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six months (or such other period of time, not exceeding 12 months, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent the right to exercise would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant 12 months (or such other period of time as is determined by the Administrator as provided above) after the date of death, subject to the limitation set forth in Section 5(b); or

           (ii) within three months (or such other period of time not exceeding three months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

(e) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an option is to remain exercisable following termination of an Optionee's Continuous Status as an Employee or Consultant from the periods set forth in Sections 10(b), 10(c) and 10(d) above or in the Option agreement to such greater time as the Board shall deem appropriate, provided, that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option agreement.

(f) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

11. Withholding Taxes. As a condition to the exercise of Options granted hereunder, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

12. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, or (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender and (ii) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any surrender by an Officer or Director of previously owned Shares to satisfy tax withholding obligations arising upon exercise of an Option must comply with applicable provisions of Rule 16b-3. All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(a)  the election must be made on or prior to the applicable Tax Date;

(b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made; and

(c)  all elections shall be subject to the consent of the Administrator.

In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

13. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution; provided that the Administrator may in its discretion grant transferable Nonqualified Stock Options pursuant to agreements specifying (i) the manner in which such Nonqualified Stock Options are transferable; (ii) that any such transfer shall be limited to the following recipients: a charitable trust established by the Optionee, a living trust established by the Optionee or a member of Optionee's immediate family and
(iii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 13.

14.  Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the maximum number of shares of Common Stock for which Options may be granted to any Employee under Section 8 of the Plan, and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable for a period of 15 days from the date of such notice, and the Option will terminate upon the expiration of such period.

15. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator; provided however that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

16.  Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 20 of the Plan:

         (i) any increase in the number of Shares subject to the Plan available for grant as Incentive Stock Options, other than an adjustment under Section 14 of the Plan;

         (ii) any change in the designation of the class of persons eligible to be granted Options; or

         (iii) any change in the limitation on grants to Employees as described in Section 8 of the Plan or other changes that would require shareholder approval to qualify Options granted hereunder as performance-based compensation under Section 162(m) of the Code or Incentive Stock Options under Section 422 of the Code.

(b)  Shareholder Approval. If any amendment requiring shareholder approval under
Section 16(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 20 of the Plan.

(c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

17. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Agreements. Options shall be evidenced by written agreements in such form as the Board shall approve.

20. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company not later than 12 months after the date of adoption by the Board. Shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the rules of any stock exchange upon which the Shares are listed.

As adopted by the Board of Directors on February 17, 2000, subject to shareholder approval on May 18, 2000.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF VERTEL CORPORATION
                      2000 ANNUAL MEETING OF SHAREHOLDERS

  The undersigned shareholder of Vertel Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 13, 2000, and hereby appoints Bruce W. Brown and Gordon L. Almquist as proxies and attorneys-in-fact, jointly or severally, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2000 Annual Meeting of Shareholders of Vertel Corporation to be held on May 18, 2000 at 9:00 a.m., local time, at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                                                               Please mark
                                                               your votes   [X]
                                                                 as in
                                                              this example

1. Election of Directors

FOR all nominees listed to the right (except as indicated)

[ ]

WITHHOLD Authority to vote for all nominees listed to the right

[ ]

Nominees: Class I:
Bruce W. Brown
Ralph K. Ungermann

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list to the right.


2. Proposal to approve the adoption of the Company's 2000 Stock Option Plan.

                        FOR            AGAINST               ABSTAIN
                        [ ]              [ ]                   [ ]


3. Proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

                        FOR            AGAINST               ABSTAIN
                        [ ]              [ ]                   [ ]


4. Proposal to approve the appointment of Deloitte & Touche LLP as the independent auditors.

                        FOR            AGAINST               ABSTAIN
                        [ ]              [ ]                   [ ]


5. In their discretion, upon such other matter or matters as may properly come before the meeting and any postponement or adjournment thereof.

                        FOR            AGAINST               ABSTAIN
                        [ ]              [ ]                   [ ]



THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF THE 2000 STOCK OPTION PLAN, FOR THE AMENDMENT OF THE ARTICLES OF
INCORPORATION, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, AND AS THE PROXIES DEEM ADVISABLE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.


Date:___________________________________________________________________ , 2000

_______________________________________________________________________________
Signature(s)

Date:___________________________________________________________________ , 2000

_______________________________________________________________________________
Signature(s)
NOTE: This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.